EXHIBIT 21.1

LIST OF SUBSIDIARIES
as of December 31, 1996


                                                 State or other jurisdiction of
Corporation                                      incorporation or organization
-----------                                      -----------------------------

Academy Insurance Group, Inc.                                 Delaware
Academy Life Insurance Company                                Missouri
Academy Services, Inc.                                        Delaware
Agency Holding I, Inc.                                        Delaware
Agency Holding II, Inc.                                       Delaware
Agency Holding III, Inc.                                      Delaware
Agency Investments I, Inc.                                    Delaware
Agency Investments II, Inc.                                   Delaware
Agency Investments III, Inc.                                  Delaware
Ammest Development Corporation, Inc.                          Kansas
Ammest Insurance Agency, Inc.                                 California
Ammest Massachusetts Insurance Agency, Inc.                   Massachusetts
Ammest Realty Corporation                                     Texas
Ammest Realty, Inc.                                           Pennsylvania
Ampac, Inc.                                                   Texas
Ampac Insurance Agency, Inc.                                  Pennsylvania
Association Consultants, Inc.                                 Illinois
Benefit Plans, Inc.                                           Delaware
Capital 200 Block Corporation                                 Delaware
Capital Broadway Corporation                                  Kentucky
Capital General Development Corporation                       Delaware
Capital Liberty, L.P.                                         Delaware
Capital Real Estate Development Corporation                   Delaware
Capital Security Life Insurance Company1                      North Carolina
Commonwealth Agency, Inc.                                     Kentucky
Commonwealth Life Insurance Company                           Kentucky
Commonwealth Premium Finance                                  California
Compass Rose Development Corporation                          Pennsylvania
Data/Mark Services, Inc.                                      Delaware
DurCo Agency, Inc.                                            Virginia
Financial Planning Services, Inc.                             Dist. of Columbia
First Deposit Life Insurance Company                          Arkansas
First Deposit National Bank                                   United States
First Deposit Service Corporation                             California
First Providian Life and Health Insurance Company             New York
Force Financial Group, Inc.                                   Delaware
Force Financial Services, Inc.                                Massachusetts
Independence Automobile Association, Inc.                     Florida
Independence Automobile Club, Inc.                            Georgia
JMH Operating Company, Inc.2                                  Mississippi
Military Associates, Inc.                                     Pennsylvania

EXHIBIT 21.1
as of December 31, 1996
                                                 State or other jurisdiction of
Corporation                                       incorporation or organization
-----------                                       -----------------------------

National Home Life Corporation                               Pennsylvania
NCOAA Management Company                                     Texas
NCOA Motor Club, Inc.                                        Georgia
NL/UL Joint Venture                                          none
Pension Life Insurance Company of America                    New Jersey
Peoples Security Life Insurance Company                      North Carolina
Providian Agency Group, Inc.                                 Kentucky
Providian Assignment Corporation                             Kentucky
Providian Auto and Home Insurance Company                    Missouri
Providian Bancorp, Inc.                                      Delaware
Providian Capital Management, Inc.                           Delaware
Providian Capital Management Real Estate Services,Inc.       Delaware
Providian Corporation                                        Delaware
Providian Corporation Political Action Committee             United States
Providian Corporation Voluntary Employees'
  Beneficiary Association                                    Kentucky
Providian Credit Corporation                                 Delaware
Providian Credit Services, Inc.                              Utah
Providian Financial Services, Inc.3                          Pennsylvania
Providian Fire Insurance Company                             Kentucky
Providian Insurance Agency, Inc.4                            Pennsylvania
Providian Investment Advisors, Inc.                          Delaware
Providian Life and Health Insurance Company                  Missouri
Providian LLC                                                Turks & Caicos Is.
Providian Mauritius Investment Ltd                           Mauritius
Providian National Bancorp                                   California
Providian National Bank                                      United States
Providian Property and Casualty Insurance Company            Kentucky
Providian Securities Corporation                             Pennsylvania
Providian Services, Inc.                                     Pennsylvania
Southlife, Inc.                                              Tennessee
Unicom Administrative Services, Inc.                         Pennsylvania
Unicom Administrative Services GmbH                          Germany
Valley Forge Associates, Inc.                                Pennsylvania
Veterans Benefits Plans, Inc.                                Pennsylvania
Veterans Insurance Services, Inc.                            Delaware
Veterans Life Insurance Company                              Illinois
Wannalancit Corp.                                            Massachusetts
Winnisquam Community Development Corporation                 New Hampshire

--------
1 Name changed from Security Trust Life Insurance Company, 1/31/96; survivor of 1/31/96 merger with former Capital Security Life Insurance Company. 2 Name changed from Ramada Inn Coliseum Operating Company, Inc., 11/21/96; incorporated 5/21/96.
3  Name changed from Capital Values Financial Services, 5/2/96.
4 Name changed from National Liberty Insurance Agency, Inc., 4/15/96; previously changed from National Liberty Corporation, 2/28/96.